UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
Check the appropriate box:

☑	Preliminary Information Statement
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☐	Definitive Information Statement
MAGIC COMMUNICATIONS, INC.

(Name of Registrant as Specified In Its Charter)
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Preliminary Copy—Subject to Completion
MAGIC COMMUNICATIONS, INC.
1179 Center Point Drive, Henderson, NV
89074
WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
, 2007
Dear Stockholder:
     The purpose of the accompanying Information Statement is to inform the holders of record of shares of our common stock, par value $0.0001 per share (the “Common Stock”), as of the close of business on June ___, 2007, that our Board of Directors (the “Board”) has unanimously approved, and that Messrs Edward A. Hohman, John W. Hohman, and Kelly T. Hickel (collectively, the “Major Stockholders”), who collectively hold an aggregate of 26,332,000 shares of Common Stock, or approximately 77% of the Common Stock outstanding as of                                         , 2007, intend to consent to the following actions:
     1. Adoption of an amendment to our Certificate of Incorporation (the “Charter Amendment”) to change our name to “American Post Tension, Inc.”
     Approval of the Charter Amendment requires the consent of the holders of a majority of the outstanding Common Stock of the Company. Pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), the holders of at least a majority of the Company’s outstanding voting shares are permitted to approve the Charter Amendment by written consent in lieu of a meeting, provided that prompt notice of such action is given to the stockholders of the Company who have not consented in writing. The Major Stockholders have indicated to us that they intend to consent in writing to the Charter Amendment. Such written consent of the Major Stockholders will assure that the Charter Amendment will occur without the concurrence of the Company’s other stockholders. It should be noted that, pursuant to Section 242(c) of the DGCL, notwithstanding the authorization of the Charter Amendment by the Major Stockholders, the Board may abandon such Charter Amendment any time prior to the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware without further action by any of the stockholders of the Company.
     The accompanying Information Statement contains certain additional information about the Charter Amendment and is first being sent on or about                                         , 2007 to record holders of the Common Stock as of                                         , 2007. The Information Statement is being furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder and will serve as the notice required by Section 228 of the DGCL.

Sincerely,

Edward A. Hohman President

Preliminary Copy—Subject to Completion
MAGIC COMMUNICATIONS, INC.
1179 Center Point Drive, Henderson, NV
89074
WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
, 2007
Dear Stockholder:
     The purpose of the accompanying Information Statement is to inform the holders of record of shares of our common stock, par value $0.0001 per share (the “Common Stock”), as of the close of business on June ___, 2007, that our Board of Directors (the “Board”) has unanimously approved, and that Messrs Edward A. Hohman, John W. Hohman, and Kelly T. Hickel (collectively, the “Major Stockholders”), who collectively hold an aggregate of 26,332,000 shares of Common Stock, or approximately 77% of the Common Stock outstanding as of                                         , 2007, intend to consent to the following actions:
     1. Adoption of an amendment to our Certificate of Incorporation (the “Charter Amendment”) to change our name to “American Post Tension, Inc.”
     Approval of the Charter Amendment requires the consent of the holders of a majority of the outstanding Common Stock of the Company. Pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), the holders of at least a majority of the Company’s outstanding voting shares are permitted to approve the Charter Amendment by written consent in lieu of a meeting, provided that prompt notice of such action is given to the stockholders of the Company who have not consented in writing. The Major Stockholders have indicated to us that they intend to consent in writing to the Charter Amendment. Such written consent of the Major Stockholders will assure that the Charter Amendment will occur without the concurrence of the Company’s other stockholders. It should be noted that, pursuant to Section 242(c) of the DGCL, notwithstanding the authorization of the Charter Amendment by the Major Stockholders, the Board may abandon such Charter Amendment any time prior to the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware without further action by any of the stockholders of the Company.
     The accompanying Information Statement contains certain additional information about the Charter Amendment and is first being sent on or about                                         , 2007 to record holders of the Common Stock as of                                         , 2007. The Information Statement is being furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder and will serve as the notice required by Section 228 of the DGCL.

Sincerely,

Edward A. Hohman President

THE CHARTER AMENDMENT
General
     Set forth below is a brief summary of the reasons for the Charter Amendment. The Charter Amendment will become effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), but in no event will the Charter Amendment become effective earlier than 20 days from the date on which we first send this Information Statement to our stockholders.
     We currently intend to file the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware on or about                                         , 2007.
     It should be noted that, pursuant to Section 242(c) of the DGCL, notwithstanding the authorization of the Charter Amendment by the Major Stockholders, the Board may abandon such Charter Amendment any time prior to the Effective Time without further action by the stockholders of the Company.
Reasons for the Charter Amendment
     We were originally formed as a New York corporation on January 16, 1997 and reincorporated as a Delaware corporation in November 2002 for the purpose of offering Internet kiosks where the public could access the Internet for a fee. We did not develop that business, and, from June 1997 until April 2007 we engaged in the business of contracting with various locations such as malls, gas stations, stores and office buildings to install pay telephones that were an alternative to those provided by the primary local service provider (Verizon).
     On April 12, 2007, we entered into and closed a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Post Tension of Nevada, a Nevada corporation (“PTNV”), and PTNV Acquisition Corp, a Florida corporation and our wholly-owned subsidiary (“Acquisition Corp.”). The Merger Agreement provided that, upon the terms and subject to the conditions set forth in the Merger Agreement, Acquisition Corp. would merge with and into PTNV (the “Merger”). As a result of the Merger, PTNV became a wholly-owned subsidiary of the Company. Also in connection with the Merger, we transferred substantially all of our business and assets as they existed prior to the Merger to an entity controlled by Stephen Rogers, our then-President and Chief Executive Officer prior to the Merger and a director.
     Also as a result of the Merger, we currently operate through our wholly-owned subsidiary, PTNV. PTNV, a Henderson, Nevada based company, provides post-tension components and systems that reinforce concrete construction for the residential and commercial markets of the western United States. PTNV is 20 years old, and we believe that PTNV is one of the largest domestically owned post tension companies. PTNV provides both full service and freight-on-board components. The full-service business accounts for 90% of PTNV’s revenues. Before concrete slab (slab-on-ground or SOG) foundations are poured, PTNV installs the post-tension system. After the foundation is poured, with the system in place, when the proper tension is achieved, the post-tension cables are then tensioned to thirty-three thousand pounds each tendon. This creates a stronger base that eliminates unwanted expansion movement and settling that can otherwise damage interior and exterior walls. PTNV designs disburse the load throughout the slab, not only on perimeter or load-bearing walls.
     Our current business, as operated through PTNV, is completely unrelated to our former business, and we believe that the name “Magic Communications” does not accurately reflect or describe our current and proposed business. Accordingly, we propose to change our corporate name to “American Post Tension, Inc.,” which we believe more accurately reflects and describes our current and proposed business. For these reasons, the Board has approved the Charter Amendment, and the Major Stockholders have indicated to us that they will approve the Charter Amendment.
CHANGE IN CONTROL OF THE COMPANY
     The Merger resulted in a change in control of the Company. The Merger resulted in the ownership by the stockholders of PTNV, immediately following the Merger, of approximately 90% of the shares of our common stock. Of the shares of our common stock issued in connection with the Merger, 12,700,080 (or approximately 37% of the total number of shares of our common stock outstanding immediately following the Merger) were issued to Mr. Edward A. Hohman, and another 12,700,080 shares of our common stock (or approximately 37% of the total number of shares of the Company’s common stock outstanding immediately following the Merger) were issued to Mr. John W. Hohman. Edward and John Hohman were the principal stockholders of PTNV immediately prior to the Merger. Another 465,920 shares of our common stock were issued to Mr. Kelly T. Hickel, and another 465,920 shares were issued to The Turnaround Group, LLC, an entity controlled by Mr. Hickel. Edward Hohman, John Hohman, and Kelly Hickel were also appointed to our board of directors, and Stephen D. Rogers and Maureen Rogers resigned as officers and directors, as provided in the Merger Agreement. In addition, Stephen D. Rogers and Maureen Rogers may designate two additional members to our Board of Directors. As of the date hereof, those two directors have not been designated.
     The source of the consideration paid by each of Edward Hohman, John Hohman, and Kelly Hickel for the shares of our common stock issued to them was shares of PTNV owned by them immediately prior to the Merger—1,250 shares of PTNV common stock in the cases of each of Edward Hohman and John Hohman, and 46 shares of PTNV common stock in the cases of each of Kelly Hickel and The Turnaround Group, LLC. Edward Hohman and John Hohman are brothers.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information with respect to the beneficial ownership of the Company’s equity securities immediately before and after the closing of the Merger by:
•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding securities prior to or immediately after the Merger;

•	each pre-Merger director and each person who became a director post-Merger;

•	each of the named executive officers of the Company;

•	all pre-Merger directors and executive officers as a group; and

•	all directors and executive officers as a group post-Merger
Pre-Merger

	Number of Shares	Percentage of
Name and Address of Beneficial Owner (1)	Beneficially Owned (2)	Class (3)

Maureen Rogers	240,000	8.63%
Stephen D. Rogers	0	0%
Boulder Hill, Inc.(4)	210,000	7.55%
Karen Glenn	240,000	8.63%
Suzanne Keating	5,000	less than 1%
First Southwest Company(5)	252,000	9.06%
National Financial Services LLC(6)	200,000	7.19%

All officers and directors as a group (4 persons)	245,000	8.82%

(1)	The address for each person is 5 West Main Street, Elmsford, New York 10523, except as noted below.

(2)	Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(3)	Based on 3,414,000 shares of common stock issued and outstanding.

(4)	Boulder Hill, Inc. is a New York Corporation formed in March 1998 and its sole shareholder is Georgia Rogers.

(5)	First Southwest Company is located at 325 N. St. Paul, Suite 800, Dallas, Texas 75201.

(6)	National Financial Services LLC mailing address is P.O. Box 3731, Church Street Station, New York, New York 10281.
Post-Merger

	Number of Shares
Name and Address of Beneficial Owner (1)	Beneficially Owned (2)	Percentage of Class (3)

Edward Hohman	12,700,080	37.1%
John Hohman	12,700,080	37.1%
Kelly T. Hickel	31,840 (4)	2.2%

All officers and directors as a group (3 persons)	26,332,000	76.9%

(1)	The address for each person is c/o Post Tension of Nevada, 1179 Center Point Drive Henderson, NV 89074

(2)	Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(3)	Based on 34,221,600 shares of Common Stock issued and outstanding.

(4)	Based on 465,920 shares owned by Mr. Hickel and 465,920 shares owned by The Turnaround Group, LLC of which Mr. Hickel is a Managing Director.
Each share of common stock represents the right to one vote in the election of directors and all other matters as to which holders of shares of common stock are entitled to vote.
DISSENTER’S RIGHTS OF APPRAISAL
     Under the DGCL, our stockholders are not entitled to any dissenters’ rights or appraisal of their shares of Common Stock in connection with the approval of the actions described in this Information Statement.
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
     No director, executive officer, or any associate of any director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in the adoption of the Charter Amendment that is not shared by all other stockholders.
     Our directors all support and voted in favor of adopting the Charter Amendment.
PROPOSALS BY SECURITY HOLDERS
     None.
OTHER MATTERS
     The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of Common Stock will be borne by the Company. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward Information Statement materials to the beneficial owners of Common Stock, and the Company will reimburse such persons for their reasonable expenses incurred in forwarding such Information Statement materials.
     In addition, we will only deliver one Information Statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above or by contacting us at (702) 702.565.7866.
     Security holders may also address future requests regarding delivery of Information Statements and/or annual reports by contacting us at the address noted above.